  EXHIBIT 99.1

Inuvo Reports Unaudited Preliminary Fourth Quarter 2024 Record

Revenue of $26 Million, Achieving 26% Year-Over-Year Growth

LITTLE ROCK, AR, January 21, 2025 -- Inuvo, Inc. (NYSE American: INUV), provider of the first generative artificial intelligence (AI) advertiser solution made specifically for brands and agencies, today reported preliminary unaudited revenue results for the fourth quarter of 2024.

Inuvo is projecting revenue of approximately $26 million for Q4 2024, a 26% year-over-year increase from the $20.8 million reported in Q4 2023. This growth would set a new record as the highest quarterly revenue in the Company's history.

Richard Howe, CEO of Inuvo, stated, “As discussed during our third quarter conference call, we anticipated a double digit increase in fourth quarter revenue as well as a near breakeven adjusted EBITDA for the quarter. While the audit of our results has not yet been completed, we believe the optimism we expressed in November was well-founded.”

Mr. Howe continued, “We look forward to sharing more details about our strong fourth quarter, as well as our plans for 2025, during our upcoming earnings conference call, which is expected to take place on February 27th, 2025.”

IntentKey® is the first large-language generative AI that can identify and target audiences without consumer data, tracking, or cookies while outperforming competitors. This advanced AI empowers marketers with Inuvo's audience discovery and targeting technology implemented both as a managed service and/or self-service.

The financial information and results in this press release are preliminary and have been prepared internally by management based on the best information currently available to the Company and are subject to completion of the fourth quarter and full year financial statements and audit by our independent registered public accounting firm. There can be no assurance that actual results will not differ from the preliminary financial information presented herein and such changes could be material. This preliminary financial data should not be viewed as a substitute for full financial statements prepared in accordance with Generally Accepted Accounting Principles.

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About Inuvo

Inuvo®, Inc. (NYSE American: INUV) is a market leader in Artificial Intelligence built for advertising. Its IntentKey AI solution is a first-of-its-kind proprietary and patented technology capable of identifying and actioning to the reasons why consumers are interested in products, services, or brands, not who those consumers are. To learn more, visitwww.inuvo.com.

Safe Harbor / Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Inuvo’s quarter-end financial close process and preparation of financial statements for the quarter that are subject to risks and uncertainties that could cause results to be materially different than expectations. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, without limitation risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), and represent our views only as of the date they are made and should not be relied upon as representing our views as of any subsequent date. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in Inuvo, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed on February 29, 2024, and our other filings with the SEC. In addition, our expectations about the fourth quarter and full year 2024 results are based on preliminary information about the fourth quarter and full year and are subject to revision or adjustment based on our quarter and year-end review procedures. Although the fourth quarter and full year are now completed, we are still in the process of our standard financial reporting closing procedures. Accordingly, following completion of our normal closing and audit processes, it may turn out that actual results differ materially from these preliminary results. Factors that could cause our actual results for the fourth quarter and full year to differ materially from our preliminary results include, but are not limited to, inaccurate assumptions, unrecorded expenses, changes in estimates or judgments, and facts or circumstances affecting the application of our critical accounting policies. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Inuvo, Inc. and are difficult to predict. Inuvo does not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events, or otherwise. Inuvo further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this press release.  The information which appears on our websites and our social media platforms is not part of this press release.

Inuvo Company Contact:

Wally Ruiz

Chief Financial Officer

Tel (501) 205-8397

wallace.ruiz@inuvo.com

Investor Relations:

David Waldman / Natalya Rudman

Crescendo Communications, LLC

Tel: (212) 671-1020

inuv@crescendo-ir.com

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